Exhibit 4.1

NUMBER UNITS
U-

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 727653 206

PLATINUM EAGLE ACQUISITION CORP.

UNITS CONSISTING OF ONE SHARE OF CLASS A COMMON STOCK AND
ONE-THIRD OF ONE WARRANT, EACH WHOLE WARRANT ENTITLING THE HOLDER TO PURCHASE ONE SHARE OF CLASS A COMMON STOCK

THIS CERTIFIES THAT                             is the owner of Units of Platinum Eagle Acquisition Corp., a Delaware corporation.

Each Unit (“Unit”) consists of one (1) share of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), of Platinum Eagle Acquisition Corp., a Delaware corporation (the “Company”), and one-third (1/3) of one redeemable warrant (each whole warrant, a “Warrant”). Each Warrant entitles the holder to purchase one (1) share of Class A Common Stock for $11.50 per share (subject to adjustment). Each Warrant will become exercisable thirty (30) days after the Company’s completion of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (each a “Business Combination”) and will expire unless exercised before 5:00 p.m., New York City Time, on the date that is five (5) years after the date on which the Company completes its initial Business Combination, or earlier upon redemption or liquidation (the “Expiration Date”). The shares of Class A Common Stock and Warrants comprising the Units represented by this certificate are transferable separately. The terms of the Warrants are governed by a Warrant Agreement, dated as of January 11, 2018, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 1 State Street, 30th Floor, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

This certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

Witness the facsimile signature of its duly authorized officers.

Secretary	Chairman

Platinum Eagle Acquisition Corp.

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of equity or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT	–	____________Custodian__________
TEN ENT	–	as tenants by the entireties			(Cust) (Minor)

JT TEN	–	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated:

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE)).

As more fully described in, and subject to the terms and conditions described in, the Company’s final prospectus for its initial public offering dated , the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering in the event that (i) the Company redeem the shares of Class A common stock sold in its initial public offering and liquidates because it does not consummate an initial business combination within the time period set forth in the Company’s Certificate of Incorporation, as the same may be amended from time to time, or (ii) if the holder(s) properly redeems for cash his, her or its respective shares of Class A common stock represented by this certificate in connection with (x) a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination or (y) a stockholder vote to amend the Company’s Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Class A common stock if it does not consummate an initial business combination within the time set forth in the Company’s Certificate of Incorporation, as the same may be amended from time to time. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.